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As filed with the Securities and Exchange Commission on March 17, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HELICOS BIOSCIENCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

05-0587367
(I.R.S. Employer Identification No.)

Helicos BioSciences Corporation One Kendall Square Building 700 Cambridge, MA (Address of Principal Executive Offices)	02139 (Zip Code)

2003 Stock Option and Incentive Plan
2007 Stock Option and Incentive Plan
(Full Title of the Plan)

Stanley N. Lapidus
Chairman and Chief Executive Officer
Helicos BioSciences Corporation
One Kendall Square
Building 700
Cambridge, MA 02139
(Name and Address of Agent for Service)

(617) 264-1800
Telephone Number, Including Area Code, of Agent For Service.

Copies to:

Stuart M. Cable, Esq. James A. Matarese, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000	Mark C. Solakian, Esq. Vice President and General Counsel Helicos BioSciences Corporation One Kendall Square, Bldg. 700 Cambridge, MA 02139 (617) 264-1800

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

2003 Stock Option and Incentive Plan Common Stock, par value $0.001 per share	46,554 22,225	$ 1.80(3) $11.79	$ 83,797.20(2) $262,032.75(2)

2007 Stock Option and Incentive Plan Common Stock, par value $0.001 per share	944,263	$5.98	$5,641,971.43

Total	1,013,042		$5,987,801.38	$235.32

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)
Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3)
These shares were previously registered on the Registration on Form S-8 (Registration No. 333-144094), as filed with the Securities and Exchange Commission (the "Commission") on June 27, 2007 ("Initial Registration Statement"). However, the proposed maximum offering price per share was incorrectly listed as $0.585 and has been revised to reflect the correct price, $1.80. Notwithstanding this correction, the Registrant paid the full requisite registration fee at the time of the filing of the Initial Registration Statement.

(4)
An assumed price of $5.98 per share, which on March 14, 2008 was the average of the high and low prices reported on form NASDAQ Global Market of the Registrant's common stock, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

INTRODUCTORY NOTE

        This Registration Statement on Form S-8 registers 966,488 additional securities of the same class as other securities of Helicos BioSciences Corporation (the "Registrant") for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), relating to its 2003 Stock Option and Incentive Plan (the "2003 Plan") and its 2007 Stock Option and Incentive Plan, as amended (the "2007 Plan" and, together with the 2003 Plan, the "Plans"). Accordingly, the contents of the Registrant's prior Registration Statement on Form S-8 (Registration No. 333-144094), as filed with the Securities and Exchange Commission (the "Commission") on June 27, 2007, is hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this filing, an aggregate of 3,870,018 shares of the Registrant's Common Stock, par value $0.001 per share (the "Common Stock"), have been registered for issuance pursuant to the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

        *The documents containing the information specified in this Part I will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the Introductory Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed with the Commission are incorporated by reference in this Registration Statement:

  (a)
  The Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 2007, as filed with the Commission on March 17, 2008;

  (b)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2007; and

  (c)
  The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on May 18, 2007, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.    Exhibits.

        See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

HELICOS BIOSCIENCES CORPORATION
By:	/s/ STANLEY N. LAPIDUS Stanley N. Lapidus Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Helicos BioSciences Corporation (the "Company"), hereby severally constitute and appoint Stanley N. Lapidus and Stephen J. Lombardi, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on March 17, 2008:

/s/ STANLEY N. LAPIDUS Stanley N. Lapidus	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ LOUISE A. MAWHINNEY Louise A. Mawhinney	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ NOUBAR B. AFEYAN, PHD Noubar B. Afeyan, PhD	Director
/s/ ELISABETH K. ALLISON, PHD Elisabeth K. Allison, PhD	Director
/s/ BRIAN G. ATWOOD Brian G. Atwood	Director
/s/ CLAIRE M. FRASER-LIGGETT, PHD Claire M. Fraser-Liggett, PhD	Director
/s/ PETER BARRETT, PHD Peter Barrett, PhD	Director
/s/ ROBERT F. HIGGINS Robert F. Higgins	Director

/s/ RONALD A. LOWY Ronald A. Lowy	Director
/s/ THEO MELAS-KYRIAZI Theo Melas-Kyriazi	Director
/s/ STEVEN ST. PETER, MD Steven St. Peter, MD	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
5.1*	Opinion of Goodwin Procter LLP
23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

*
Filed herewith

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INTRODUCTORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information .
  Item 2. Registrant Information and Employee Plan Annual Information .
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference .
  Item 4. Exhibits .
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS